Exhibit 10.4

ADDENDUM
Reference is made to the Employment Agreement between Pamela J. Craig and Accenture LLP, effective as of December 1, 2012 (the “Agreement”). The Agreement is hereby amended by deleting the second paragraph of Section 4 thereof in its entirety, and replacing it with the following text in lieu thereof:

“Except for your service to Accenture plc in the capacity as Chief Financial Officer and your role as a director of Akamai Technologies, Inc., you confirm that you do not, at the time of entering into this Agreement, serve as an officer or director of any publicly traded company, or private company that engages in for-profit activities, or any company where you are represented as a representative of such company.”

Please sign below to acknowledge receipt and agreement.

ACCENTURE LLP

/s/ Jorge Benitez
By: Jorge Benitez
Title: Group Chief Executive - United States

Agreed to and accepted on this 13th day in the month of December, 2012.

/s/ Pamela J. Craig

By:	Pamela J. Craig
Title: Chief Financial Officer